SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

TIPPERARY CORPORATION

(Exact name of registrant as specified in its charter)

TEXAS	1-7796	75-1236955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Seventeenth Street, Suite 1550

Denver, Colorado  80202

(Address of principal executive offices) (Zip Code)

303-293-9379

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Signature
Exhibit Index
EX - 10.101 – Form of Change in Control Severance Agreement

ITEM 1.01 Entry into a Material Definitive Agreement

On April 25, 2005, the Board of Directors of Tipperary Corporation (the “Company”), at the recommendation of the Compensation Committee of the board, took action with respect to the adoption of provisions to encourage the retention of certain key employees, and associated Change in Control Severance Agreements.  Accordingly, the Company adopted the recommendations of the Compensation Committee and took the actions described below.

1.  Amendments to Executive Employment Agreements.  Effective April 25, 2005, the Company entered into Change in Control Severance Agreements with David L. Bradshaw (“Bradshaw”), Chairman, President and Chief Executive Officer, Jeffrey T. Obourn (“Obourn”), Senior Vice President, and Kenneth L. Ancell (“Ancell”), Executive Vice President – Corporate Development, thereby amending each executive officer’s employment agreement (the “Employment Agreement(s)”).  The amendments provide that, upon a change in control of the Company, and the executive’s termination without cause (as defined in the Employment Agreements) within twenty four (24) months for Bradshaw and eighteen (18) months for Obourn and Ancell following such change in control, the terminated executive will receive the following benefits as severance in lieu of and not in addition to severance benefits set forth in the executive’s Employment Agreement:

a.             a lump-sum severance payment equal to two (2) times (Obourn and Ancell), or three (3) times (Bradshaw), the Executive’s annual Basic Compensation and the Executive's average annual bonus (as measured by annual bonuses paid in 2003, 2004 and January 2005); and

b.             medical, dental, life, and disability insurance coverage for twenty four (24) months following such termination at levels and a net cost comparable to that provided immediately prior to such termination; and

c.             outplacement services.

The change in control severance benefits also become payable in the event of  constructive termination of the executive within twenty four (24) months for Bradshaw and eighteen (18) months for Obourn and Ancell following such change in control. Constructive termination is defined as (a) a reduction in the executive’s basic compensation (unless such reduction is part of an overall Company reduction), or (b) the executive is removed from or denied participation in incentive or benefit plans, or (c) executive’s target incentive benefits are reduced relative to other Company executives, or (d) executive is assigned duties or obligations inconsistent with his position with the Company, or (e) there is a material adverse change in the nature and scope of the executive’s authority or working environment.

2.  Agreement with Joseph Feiten.  The Company entered into a Change in Control Severance Agreement with Joseph Feiten, Chief Financial Officer, on substantially the same terms as the agreements with Obourn and Ancell.  Other than the Change in Control Severance Agreement, Mr. Feiten does not have an employment agreement with the Company.

3.  Employee Change in Control Severance Agreements.  The Company also entered into

Change in Control Severance Agreements with certain non-executive employees on substantially the same terms as the executive change in control severance agreements described above, but providing for one (1) times annual base compensation and average annual bonus upon termination of employment without cause within twelve (12) months following a change in control.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPERARY CORPORATON

By:	/s/ David L. Bradshaw
David L. Bradshaw, President,
Chief Executive Officer and
Chairman of the Board

Date: April 29, 2005

EXHIBIT INDEX

Exhibit No.

Description

10.101	Form of Change in Control Severance Agreement